EXHIBIT 99


ABN AMRO Incorporated
208 South LaSalle Street
Chicago, IL 60604-1003
(312) 855-7600


March 16, 1998



Martin Darvick
General Motors Acceptance Corporation
New Center One
3031 West Grand Boulevard
Suite 695
Detroit, MI 48202


Dear Mr. Darvick:

We confirm that ABN AMRO Incorporated, a dealer in the General Motors Acceptance Corporation SmartNotes Program (the "Program"), has acted, and will continue to act in compliance with Rule 15c2-8 (the "Rule") under the Securities and Exchange Act of 1934, as amended, solely to the extent the Rule is applicable in the offering of SmartNotes under the Program.


Yours very truly,

s/Jeffrey P. Novak
------------------
Jeffrey P. Novak
Sr. Vice President

A.G. Edwards & Sons, Inc.
One North Jefferson
St. Louis, Missouri 63103
(314) 955-3000


March 16, 1998



Robert J. Reilly
General Motors Acceptance Corporation
New Center One, Suite 695
3031 West Grand Boulevard
Detroit, MI 48202


Dear Mr. Reilly:

A.G. Edwards & Sons, Inc. ("A.G. Edwards") represents that it is in compliance with the provisions of SEC Rule 15c2-8 under the Securities and Exchange Act of 1934 (the "Exchange Act"), as amended, solely to the extent the Rule is applicable to the offering of SmartNotes(sm) under the General Motors Acceptance Corporation (GMAC) SmartNotes(sm) Program (the "Program"). This representation is made expressly based on the following: It is the understanding of A.G. Edwards that GMAC is the issuer of notes issued pursuant to the program;

It is the understanding of A.G. Edwards that GMAC is a reporting company pursuant to Section 13(a) or 15(d) of the Exchange Act;

It is the understanding of A.G. Edwards that the SmartNotes(sm) are issued pursuant to the provisions of SEC Rules 415 and 434 under the Securities Act of 1933 and that the base prospectus for the SmartNotes(sm) program constitutes a "prospectus subject to completion" within the meaning of SEC Rule 434(g); and

A.G. Edwards has taken reasonable steps to ensure the availability to its associated persons of both the SmartNotes(sm) "prospectus subject to completion" and the final prospectus by providing notice of the availability of such materials via an internal electronic news story accessible to such brokers.

If you have any questions regarding this letter, please feel free to contact me at (314) 955-5000.


Sincerely,

A.G. Edwards & Sons, Inc.

s/John E. Meiners
-----------------
John E. Meiners
Vice President

Edward Jones
12555 Manchester Road
St. Louis, MO 63131-3729
314-515-2000
www.edwardjones.com


March 13, 1998



Mr. Robert J. Reilly
GMAC Financial Services
3031 West Grand Boulevard
New Center One, Suite 695
Detroit, MI 48202


Dear Mr. Reilly:

This letter services as a confirmation that Edward D. Jones & Company, L.P., a dealer in the General Motors Acceptance Corporation SmartNotes Program (the "Program"), has acted in compliance with Rule 15c2-8 (the "Rule") under the Securities and Exchange Act of 1934, as amended, solely to the extent the Rule is applicable in the offering of SmartNotes under the Program.


Most sincerely,

s/Kevin N. Flatt
----------------
Kevin N. Flatt
Principal
Fixed Income

Fidelity Capital Markets
World Trade Center
164 Northern Avenue, ZT3
Boston, MA  02210
617.563.1953
Fax 617.476.9631


March 16, 1998



Robert J. Reilly
General Motors Acceptance Corporation
New Center One, Suite 695
3031 West Grand Boulevard
Detroit, MI 48202


Dear Mr. Reilly:

We confirm that Fidelity Capital Markets, a dealer in the General Motors Acceptance Corporation SmartNotes Program (the "Program"), has acted and will continue to act in compliance with Rule 15c2-8 (the "Rule") under the Securities and Exchange Act of 1934, as amended, solely to the extent that the Rule is applicable in the offering of SmartNotes under the Program.


Sincerely,

s/Timothy A. Hogan
------------------

Timothy A. Hogan




A division of National Financial Services Corporation.  Member NYSE, SIPC.

Prudential Securities Incorporated
One New York Plaza
New York, NY 10292
212 778-3020


March 13, 1998



Mr. Martin Darvick
Assistant General Counsel
General Motors Acceptance Corporation
3031 West Grand Boulevard
New Center One, Suite 695
Detroit, MI 48202


Dear Mr. Darvick:

We confirm that Prudential Securities Incorporated, a dealer in the General Motors Acceptance Corporation SmartNotes Program (the "Program"), has acted in compliance with Rule 15c2-8 (the "Rule") under the Securities and Exchange Act of 1934, as amended, solely to the extent the Rule is applicable in the offering of SmartNotes under the Program.


Yours very truly,

s/Frank P. Sinatra
------------------
Frank P. Sinatra
Managing Director
Debt Transactions Group

Salomon Smith Barney
A Member of Travelers Group


March 16, 1998



General Motors Acceptance Corporation
3031 West Grand Boulevard
New Center One, Suite 695
Detroit, MI 48202


We confirm that Smith Barney Inc., as a dealer in the General Motors Acceptance Corporation SmartNotes Program (the "Program"), has acted in compliance with Rule 15c2-8 (the "Rule") under the Securities and Exchange Act of 1934, as amended, solely to the extent the Rule is applicable in the offering of SmartNotes under the Program.


Sincerely,

s\Theresa M. Gallagher
----------------------
SMITH BARNEY INC.
Name:   Theresa M. Gallagher
Title:  Managing Director